Exhibit 99.1

American Healthcare REIT Completes Initial Kensington Senior Living Acquisitions, Establishing Strategic Growth Partnership with Premier Senior Housing Owner, Developer and Operator

AHR closes six of eight Class A communities comprising an $873 million portfolio; remaining two communities under definitive agreements pending specified closing conditions

Partnership advances AHR’s differentiated higher-acuity senior housing strategy and expands its operating platform across premier supply-constrained U.S. markets

Kensington closings result in total AHR year-to-date investments in excess of $2 billion

IRVINE, Calif., Sept. 1, 2026 – American Healthcare REIT, Inc. (NYSE: AHR) (the “Company” or “AHR”) today announced that it has acquired six communities from Kensington Senior Living (“Kensington”) for a total investment of approximately $572 million. They comprise 464 units and are part of an eight-community, 745-unit portfolio with an aggregate contract purchase price of approximately $873 million, which is well below replacement cost. AHR’s total year-to-date investments now exceed $2 billion and the Company’s awarded investment pipeline stands at over $675 million, which it expects to close with match funded equity proceeds from unsettled forward agreements.

The remaining two communities are subject to definitive purchase agreements and are expected to close in the fourth quarter of 2026, subject to the satisfaction of specified closing conditions. Kensington will continue operating the communities following their respective closings.

The transaction establishes a long-term strategic relationship between AHR and Kensington, an owner, developer and operator of luxury, higher-acuity senior housing. Seven of the eight communities were purpose-built by Kensington, and approximately 93% of the portfolio’s units are dedicated to assisted living and memory care. The communities are located across the Los Angeles, San Francisco Bay Area, Washington, D.C. and New York metropolitan areas in affluent infill submarkets characterized by scarce developable land, restrictive zoning and lengthy entitlement and construction timelines.

“This transaction represents another example of the type of opportunity we have spent years positioning AHR to capture,” said Jeff Hanson, Chairman and Chief Executive Officer. “We are acquiring Class A, luxury senior housing that is extraordinarily difficult to replicate, in some of the most affluent and supply-constrained markets in the country, but the strategic value extends well beyond these eight communities. We are establishing a long-term partnership with an exceptional operator whose culture, care model, development capabilities and ambition closely align with ours.”

“Our strategy is not to accumulate buildings. It is to scale an integrated operating platform where differentiated sourcing, disciplined capital allocation, outstanding operating partners, strategic asset management, technology and data reinforce one another to create durable shareholder value,” said Stefan Oh, Chief Investment Officer. “Kensington is that strategy in action, and it is one of the clearest signals yet that AHR has become the partner of choice for the best senior housing operators in America.”

A Strategic Partnership, Not Simply an Acquisition

Kensington was founded by senior housing executives with more than 30 years of industry experience, including previous leadership at Sunrise Senior Living. Its operating model is centered on resident care, high-touch hospitality and specialized programming, with communities purpose-built around the needs of higher-acuity residents.

The acquisition opportunity was sourced through a limited-channel marketing process rather than a broadly marketed auction. As both owner and operator, Kensington controlled the process and evaluated prospective capital partners on considerations extending beyond transaction price.

“When we decided to pursue a transaction, our objective was not simply to maximize price,” said Dave Faeder, Founding Managing Partner of Kensington Senior Living. “We were primarily seeking the best long-term strategic partner for Kensington, and we chose AHR. They were not the highest bidder.”

Faeder continued, “What distinguished AHR was how they approached the relationship. Our conversations started with alignment around resident care quality and employee culture. We also saw a long-term capital partner with the scale and capacity to support our growth and a demonstrated history of building enduring operating partnerships that compound rather than transactions that simply close and move on. We believe AHR is the right partner for Kensington’s next chapter.”

“The combination of operator, real estate and submarket quality is what makes this relationship compelling,” said Gabe Willhite, President and Chief Operating Officer. “Kensington operates highly differentiated communities in markets where new competitive supply can require five to eight years from concept to delivery, assuming an appropriate site can be assembled and entitled at all.” Willhite continued, “This is also a relationship we are positioned to grow meaningfully. Kensington has exceptional development capabilities, and its future pipeline creates opportunities for AHR to deploy capital alongside a proven operator into purpose-built communities in markets where replacement is extraordinarily difficult. We view these acquisitions as the beginning of a long-term strategic partnership, not the completion of a transaction.”

About American Healthcare REIT, Inc.

American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing facilities, and outpatient medical buildings across the United States, and in the United Kingdom and the Isle of Man.

About Kensington Senior Living

Kensington Senior Living is a privately held senior housing owner, developer and operator focused on luxury, higher-acuity senior living. The company was founded by senior housing executives with more than 30 years of industry experience and operates a differentiated model centered on resident care, hospitality and specialized programming. Kensington developed seven of the eight communities included in the transaction and will continue operating the communities following their respective closings.

Forward-Looking Statements

Certain statements contained in this press release, including statements relating to our expectations regarding the benefits of the Kensington acquisition, the closing of the two remaining Kensington communities and our investment pipeline may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “target,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of, and assumptions made by, our management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation: risks that the remaining closings may not be completed in a timely manner or at all and those risks disclosed in our periodic reports as filed with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this press release.

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Investor Contact:

Alan Peterson

VP, Investor Relations & Finance

(949) 270-9200

investorrelations@ahcreit.com

Media Contact:

Damon Elder

Spotlight Marketing Communications

(949) 427-1377

damon@spotlightmarcom.com